Exhibit 10.7

EXECUTIVE TIME-BASED RESTRICTED STOCK UNIT AGREEMENT (US)

This Restricted Stock Unit Agreement (this “Agreement”), dated as of <GRANT_DT> (the “Grant Date”), is made by and between Digital Realty Trust, Inc., a Maryland corporation (the “Company”) and <PARTC_NAME> (the “Participant”).

WHEREAS, the Company maintains the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan (as amended from time to time, the “Plan”);

WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);

WHEREAS, Section 9.4 of the Plan provides for the issuance of Restricted Stock Units (“RSUs”);

WHEREAS, the Company, Digital Intrepid Holding B.V. (formerly known as DN 39J 7A B.V.), a Dutch private limited liability company organized under the laws of the Netherlands and an indirect subsidiary of the Company (“Buyer”) and InterXion Holding N.V., a Dutch public limited liability company organized under the laws of the Netherlands (“Target”) entered into that certain Purchase Agreement, dated as of October 29, 2019 (the “Purchase Agreement”), providing for, among other things, the acquisition of Target by Buyer (collectively, the “Transactions”);

WHEREAS, in connection with the Closing (as defined in the Purchase Agreement), the Committee, appointed to administer the Plan, has determined that it would be to the advantage and in the best interest of the Company and its stockholders to issue RSUs to the Participant as an inducement to enter into or remain in the service of the Company, Digital Realty Trust, L.P. (the “Partnership”) or any Subsidiary, and as an additional incentive during such service, and has advised the Company thereof; and

WHEREAS,  the Company and the Participant desire to reflect that the Award (as defined below) constitutes sufficient consideration for the Participant’s entry into the Employee Confidentiality and Covenant Agreement (as more fully set forth below).

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.          Issuance of Award of RSUs. Pursuant to the Plan, in consideration of the Participant’s agreement to provide services to the Company, the Partnership or any Subsidiary (as applicable), the Company hereby issues to the Participant an award of <OPTS_GRANTED> RSUs (the “Award”) .   Each RSU that vests shall represent the right to receive payment, in accordance with this Agreement, of one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  Unless and until an RSU vests, the Participant will have no right to payment in respect of any such RSU.  Prior to actual payment in respect of any vested RSU, such RSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.          Dividend Equivalents.  Each RSU granted hereunder is hereby granted in tandem with a corresponding Dividend Equivalent, which Dividend Equivalent shall remain outstanding from the Grant Date until the earlier of the payment or forfeiture of the RSU to which it corresponds.  Pursuant to each outstanding

Dividend Equivalent, the Participant shall be entitled to receive payments equal to dividends paid, if any, on the shares of Common Stock underlying the RSU to which such Dividend Equivalent relates, payable in the same form and amounts as dividends paid to each holder of a share of Common Stock.  Each such payment shall be made no later than thirty (30) days following the applicable dividend payment date.  Dividend Equivalents shall not entitle the Participant to any payments relating to dividends for which the record date occurs after the earlier to occur of the payment or forfeiture of the RSU underlying such Dividend Equivalent.  In addition, notwithstanding the foregoing, in the event of a Termination of Service for any reason, the Participant shall not be entitled to any Dividend Equivalent payments with respect to dividends declared but not paid prior to the date of such termination on shares of Common Stock underlying RSUs which are unvested as of the date of such termination or, in the case of a termination described in Section 5(c) below, which are unvested as of the fifty-fifth (55th) day following the date of such Qualifying Termination  (after taking into account any accelerated vesting that occurs in connection with such termination).  Dividend Equivalents and any amounts that may become distributable in respect thereof shall be treated separately from the RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code.

3.          Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below.  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

(a)            “Cause” means “Cause” as defined in the Participant’s employment agreement (or employment offer letter, as applicable) with the Company, the Partnership or any Subsidiary as in effect as of the Grant Date if such agreement exists and contains a definition of Cause, or, if no such employment agreement (or employment offer letter, as applicable) exists or such employment agreement (or employment offer letter, as applicable) does not contain a definition of Cause, then “Cause” means (i) the Participant’s willful and continued failure to substantially perform his or her duties with the Company or its subsidiaries or affiliates (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant, which demand specifically identifies the manner in which the Company believes that the Participant has not substantially performed his or her duties; (ii) the Participant’s willful commission of an act of fraud or dishonesty resulting in economic or financial injury to the Company or its subsidiaries or affiliates; (iii) the Participant’s conviction of, or entry by the Participant of a guilty or no contest plea to, the commission of a felony or a crime involving moral turpitude; (iv) a willful breach by the Participant of any fiduciary duty owed to the Company which results in economic or other injury to the Company or its subsidiaries or affiliates; (v) the Participant’s willful and gross misconduct in the performance of his or her duties that results in economic or other injury to the Company or its subsidiaries or affiliates; or (vi) a material breach by the Participant of any of his or her obligations under any agreement with the Company or its subsidiaries or affiliates after written notice is delivered to the Participant which specifically identifies such breach.  For purposes of this provision, no act or failure to act on the Participant’s part will be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that his or her action or omission was in the best interests of the Company.

(b)         “Disability” means a disability that qualifies or, had the Participant been a participant, would qualify the Participant to receive long-term disability payments under the Company’s group long-term disability insurance plan or program, as it may be amended from time to time.

(c)          “Good Reason” means “Good Reason” as defined in the Participant’s employment agreement (or employment offer letter, as applicable) with the Company, the Partnership or any Subsidiary as in effect as of the Grant Date if such agreement exists and contains a definition of Good Reason, or, if no such employment agreement (or employment offer letter, as applicable) exists or such employment agreement (or employment offer letter, as applicable) does not contain a definition of Good Reason, then “Good Reason” means, without the Participant’s prior written consent, the relocation of the Company’s offices at which the Participant is principally employed (the “Principal Location”) to a location more than forty-five (45) miles from such location, or the Company’s requiring the Participant to be based at a location more than forty-five (45) miles from the Principal Location, except for required travel on Company business.  Notwithstanding the foregoing, the Participant will not be deemed to have resigned for Good Reason unless (x) the Participant provides the Company with notice of the circumstances constituting Good Reason within sixty (60) days after the initial occurrence or existence of such circumstances, (y) the Company fails to correct the circumstance so identified within 30 days after the receipt of such notice (if capable of correction), and (z) the date of termination of the Participant’s employment occurs no later than one hundred eighty (180) days after the initial occurrence of the event constituting Good Reason.

(d)         “Qualifying Termination” means a Termination of Service by reason of (i) the Participant’s death, (ii) a termination by the Company, the Partnership or any Subsidiary due to the Participant’s Disability, (iii) a termination by the Company, the Partnership or any Subsidiary other than for Cause , or (iv) a termination by the Participant for Good Reason.

(e)          “Service Provider” means an Employee, Consultant or member of the Board, as applicable.

4.          RSUs and Dividend Equivalents Subject to the Plan; Ownership and Transfer Restrictions.

(a)          The RSUs and Dividend Equivalents are subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference, including, without limitation, the restrictions on transfer set forth in Section 11.3 of the Plan and the REIT restrictions set forth in Section 13.8 of the Plan.

(b)         Without limiting the foregoing, the RSUs and Common Stock issuable with respect thereto shall be subject to the restrictions on ownership and transfer set forth in the Articles of Amendment and Restatement of the Company, as amended and supplemented from time to time.

5.          Vesting.

(a)          Time Vesting.  Subject to Sections 5(b), 5(c) and 6 below, the RSUs will vest and become nonforfeitable in accordance with and subject to the time vesting schedule set forth on Exhibit A attached hereto, subject to the Participant’s continued status as a Service Provider through each applicable vesting date.

(b)         Qualifying Termination Due to Death or Disability.   In the event that the Participant incurs a Qualifying Termination due to the Participant’s death or Disability, the RSUs will vest in full and become nonforfeitable upon such Qualifying Termination.

(c)          Qualifying Termination without Cause or for Good Reason Not in Connection with a Change in Control.   In the event that the Participant incurs a Qualifying Termination due to a termination by the Company, the Partnership or any Subsidiary other than for Cause or by the Participant for Good Reason, in either case, prior to a Change in Control or more than twelve (12) months following a Change in Control, subject to and conditioned upon the Participant’s execution of a general release of claims in a form prescribed by the Company (the “Release”) within twenty-one (21) days (or forty-five (45) days if necessary to comply with Applicable Law) after the date of such Qualifying Termination and, if the Participant is entitled to a seven (7) day post-signing revocation period under Applicable Law, the Participant’s non-revocation of such Release during such seven (7) day period, that number of RSUs which would have become vested and non-forfeitable during the twelve (12) month period immediately following the date of such Qualifying Termination had the Participant remained continuously employed by the Company, the Partnership or any Subsidiary during such period will vest and become nonforfeitable on the fifty-fifth (55th) day following the date of such Qualifying Termination (a “Non-CIC Qualifying Termination Vesting Event”) (and will, following the Participant’s Qualifying Termination, remain outstanding and eligible to vest on such date if the Release has become effective and irrevocable).

(d)         Qualifying Termination without Cause or for Good Reason in Connection with a  Change in Control.  In the event that a Change in Control occurs and the Participant incurs a Qualifying Termination due to a termination by the Company, the Partnership or any Subsidiary other than for Cause upon or within twelve (12) months following such Change in Control, subject to and conditioned upon the Participant’s execution of the Release within twenty-one (21) days (or forty-five (45) days if necessary to comply with Applicable Law) after the date of such Qualifying Termination and, if the Participant is entitled to a seven (7) day post-signing revocation period under Applicable Law, the Participant’s non-revocation of such Release during such seven (7) day period, the RSUs will vest in full and become nonforfeitable on the fifty-fifth (55th) day following the date of such Qualifying Termination (a “CIC Qualifying Termination Vesting Event”) (and will, following the Participant’s Qualifying Termination, remain outstanding and eligible to vest on such date if the Release has become effective and irrevocable).

6.          Effect of Termination of Service.  In the event of the Participant’s Termination of Service for any reason other than as described in Sections 5(b) or (c) above, any and all RSUs that have not vested as of the date of such Termination of Service (after taking into account any accelerated vesting that occurs in connection with such termination) will thereupon automatically and without further action be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right or interest in or with respect to such RSUs.  In the event of the Participant’s Termination of Service as described in Sections 5(b) or (c) above, any and all RSUs that have not vested on or prior to the fifty-fifth (55th) day following the date of such Termination of Service (after taking into account any accelerated vesting that occurs in connection with such termination) will thereupon automatically and without further action be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right or interest in or with respect to such RSUs.  Except as expressly provided in Sections 5(b) or (c) above, in any applicable plan, program or policy of the Company, the Partnership or any Subsidiary or in any employment agreement, employment offer letter or other agreement between the Participant and the Company, the Partnership or any Subsidiary, no RSUs which have not vested as of the date of the Participant’s Termination of Service shall thereafter become vested.

7.          Employee Confidentiality and Covenant Agreement.  Participant hereby agrees that, in connection with the execution and acceptance of this Agreement, Participant shall execute and deliver to the Company an Employee Confidentiality and Covenant Agreement (the “ECCA”) in a form prescribed by the Company (or in the event Participant has previously executed and delivered to the Company an ECCA, then

Participant agrees to (a) execute concurrently with execution of this Agreement an Amendment 1 to ECCA in a form prescribed by the Company, and (b) continue to comply with the executed ECCA as modified by the Company and Participant pursuant to Amendment 1 to ECCA) and, by accepting the Award, Participant acknowledges and agrees that (i) the Award, as well as Participant’s employment with the Company and its subsidiaries, are sufficient consideration for the covenants and restrictions contained in the ECCA as amended, if applicable, and (ii) the covenants and restrictions contained in the ECCA as amended, if applicable, are in addition to, and not in replacement of, any other similar covenants contained in any other agreement between the Participant and Company or its affiliates.

8.          Payment. Payments in respect of any RSUs that vest in accordance herewith shall be made to the Participant (or in the event of the Participant’s death, to his or her estate) in whole shares of Stock, and any fractional share will be rounded to the nearest whole share; provided, however, that in no event shall the aggregate number of RSUs that vest or become payable hereunder exceed the total number of RSUs set forth in Section 1 of this Agreement.  The Company shall make such payments as soon as practicable after the applicable vesting date, but in any event within sixty (60) days after such vesting date  or, in the case of a Non-CIC Qualifying Termination Vesting Event or a CIC Qualifying Termination Vesting Event, within sixty (60) days after the date of the Participant’s Qualifying Termination.

9.          Restrictions on New RSUs or Shares.  In the event that the RSUs or the shares of Stock underlying the RSUs are changed into or exchanged for a different number or kind of securities of the Company or of another corporation or other entity by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, such new or additional or different securities which are issued upon conversion of or in exchange or substitution for RSUs or the shares of Stock underlying the RSUs which are then subject to vesting shall be subject to the same vesting conditions as such RSUs or shares of Stock, as applicable, unless the Committee provides for the vesting of the RSUs or the shares of Stock underlying the RSUs, as applicable.

10.        Conditions to Issuance of Stock Certificates.  Shares of Common Stock issued as payment for the RSUs may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company.  Upon issuance, such shares shall be fully paid and nonassessable.  The shares of stock issued pursuant to this Agreement shall be held in book-entry form and no certificates shall be issued therefor; provided however, that certificates may be issued for shares of stock issued pursuant to this Agreement at the request of the holder and in accordance with the Articles of Amendment and Restatement of the Company, as amended and supplemented from time to time, and the Amended and Restated Bylaws of the Company, as amended and supplemented from time to time, upon the fulfillment of all of the following conditions:

(a)          The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b)         The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c)          The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(d)         The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience; and

(e)          The receipt by the Company of full payment for any applicable withholding or other employment tax or required payments with respect to any such shares to the Company with respect to the issuance or vesting of such shares.

In the event that the Company delays a distribution or payment in settlement of RSUs because it reasonably determines that the issuance of shares of Common Stock in settlement of RSUs will violate federal securities laws or other applicable law, such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii).  The Company shall not delay any payment if such delay will result in a violation of Section 409A of the Code.

11.        Rights as Stockholder.  Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock deliverable hereunder unless and until certificates representing such shares of Stock will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or any person claiming under or through the Participant.

12.        Tax Withholding.  The Company, the Services Company, the Partnership or any Subsidiary shall have the authority and the right to deduct or withhold, or require the Participant to remit to the Company, the Services Company, the Partnership or any Subsidiary, as applicable, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to the issuance, vesting or payment of the RSUs and the Dividend Equivalents.  The Committee may in its discretion and in satisfaction of the foregoing requirement allow the Participant to elect to have the Company or the Employer, as applicable, withhold shares of Common Stock otherwise issuable under such award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.  Notwithstanding any other provision of the Plan or this Agreement, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting or payment of the RSUs in order to satisfy the Participant’s income and payroll tax liabilities with respect to the issuance, vesting or payment of the RSUs and the Dividend Equivalents shall be limited to the number of shares which have a fair market value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for income tax and payroll tax purposes that are applicable to such supplemental taxable income.

13.        Remedies.  The Participant shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of the RSUs which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, the Participant agrees that the Company shall be entitled to obtain specific performance of the obligations of the Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant will not urge as a defense that there is an adequate remedy at law.

14.        Restrictions on Public Sale by the Participant. To the extent not inconsistent with applicable law, the Participant agrees not to effect any sale or distribution of the RSUs or any similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the fourteen (14) days prior to, and during the up to 90-day period beginning on, the date of the pricing of any public or private debt or equity securities offering by the Company (except as part of such offering), if and to the extent requested in writing by the Partnership or the Company in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the Company, which consent may be given or withheld in the Company’s sole and absolute discretion, in the case of an underwritten public or private offering (such agreement to be in the form of a lock-up agreement provided by the Company, managing underwriter or underwriters, or initial purchaser or initial purchasers, as the case may be).

15.        Conformity to Securities Laws.  The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3 of the Exchange Act) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the RSUs shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

16.        Code Section 409A.  To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. Notwithstanding any provision of this Agreement to the contrary, in the event that following the effective date of this Agreement, the Company determines that the RSUs may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this Agreement ), the Company may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect ), or take any other actions, that the Company determines are necessary or appropriate to (a) exempt the RSUs from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the RSUs, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 16 shall not create any obligation on the part of the Company, the Partnership or any Subsidiary to adopt any such amendment, policy or procedure or take any such other action.  For purposes of Section 409A of the Code, any right to a series of payments pursuant to this Agreement shall be treated as a right to a series of separate payments.

17.        No Right to Continued Service.  Nothing in this Agreement shall confer upon the Participant any right to continue as a Service Provider of the Company, the Partnership or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company, the Partnership or any Subsidiary, which rights are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without cause.

18.        Miscellaneous.

(a)          Incorporation of the Plan.  This Agreement is made under and subject to and governed by all of the terms and conditions of the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. By signing this Agreement, the

Participant confirms that he or she has received access to a copy of the Plan and has had an opportunity to review the contents thereof.

(b)         Clawback.   The Award, the RSUs and the shares of Common Stock issuable with respect to the RSUs shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Company, as may be amended from time to time.

(c)          Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company.

(d)         Entire Agreement; Amendments and Waivers. This Agreement, together with the Plan, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. Without limiting the generality of the forgoing, this Agreement supersedes the provisions of any employment agreement, employment offer letter or other agreement between the Participant and the Company, the Partnership or any Subsidiary that would otherwise accelerate the vesting of the RSUs, and any provision in such agreement or letter which would otherwise accelerate such vesting shall have no force or effect with respect to the RSUs.  In the event that the provisions of such other agreement or letter conflict or are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control.  Except as set forth in Section 16 above, this Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto and approved by the Committee. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

(e)          Severability.  If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

(f)          Titles.  The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(g)         Counterparts.  This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile (including, without limitation, transfer by .pdf), and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

(h)         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents, without regard to any otherwise governing principles of conflicts of law that would choose the law of any state other than the State of California.

(i)          Notices. Any notice to be given by the Participant under the terms of this Agreement shall be addressed to the General Counsel of the Company at the Company’s address set forth in Exhibit A attached hereto.  Any notice to be given to the Participant shall be addressed to him or her at the Participant’s then current address on the books and records of the Company.  By a notice given pursuant to this Section 18(i), either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 18(i) (and the Company shall be entitled to rely on any such notice provided to it that it in good faith believes to be true and correct, with no duty of inquiry). Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.

(j)          Spousal Consent.  As a condition to the Company’s and its Subsidiaries’ obligations under this Agreement, the spouse of the Participant, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit B.

(k)         Termination if Closing Does not Occur. Notwithstanding anything herein to the contrary, in the event that the Purchase Agreement is terminated, or the Closing does not occur prior to the date that is twelve (12) months following the Grant Date, the Award (and the RSUs subject thereto) shall thereupon automatically and without further action be cancelled and forfeited without payment of any consideration therefor and this Agreement shall thereupon terminate and be of no further force or effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above writte

DIGITAL REALTY TRUST, INC.,
a Maryland corporation
By:

Name:	Joshua A. Mills
Title:	Executive Vice President, General Counsel and
Secretary

The Participant hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.
<PARTC_NAME>
Control: USTIMECCANOESACL

Exhibit A

Vesting Schedule and Notice Address

Vesting Schedule

Fifty percent (50%) of the RSUs subject to the Award shall vest on the first anniversary of the Closing and fifty percent (50%) of the RSUs subject to the Award shall vest on the second anniversary of the Closing.

Company Address

4 Embarcadero Center

Suite 3200

San Francisco, California 94111

Exhibit B

CONSENT OF SPOUSE

I, ____________________, spouse of <PARTC_NAME>, have read and approve the foregoing Restricted Stock Unit Agreement (the “Agreement”) and all exhibits thereto and the Plan (as defined in the Agreement). In consideration of the granting to my spouse of the restricted stock units of Digital Realty Trust, Inc. (the “Company”) as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights and taking of all actions under the Agreement and all exhibits thereto and agree to be bound by the provisions of the Agreement and all exhibits thereto insofar as I may have any rights in said Agreement or any exhibits thereto or any securities issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement and exhibits thereto or otherwise. I understand that this Consent of Spouse may not be altered, amended, modified or revoked other than by a writing signed by me and the Company.

Grant Date:	<GRANT_DT>
Doc Control:	<AWARD_USER_DEFINED_1>

By:
Print name:
Dated:

If applicable, you must print, complete and return this Consent of Spouse to

hrcommunications@digitalrealty.com. Please only print and return this page.